EXHIBIT 10.4

SUBSCRIPTION AGREEMENT

This Subscription Agreement (“Agreement”) is entered into and effective as of July 7, 2020 (“Effective Date”), by and between FIRST FOODS GROUP, NC., a Nevada corporation, with an address c/o Incorp Services, Inc., 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 891696014 (the “Company”), and MICHAEL KAPLAN, an individual with an address at 3266 Bedford Avenue, Brooklyn, NY 11210 (“Investor).

WHEREAS, the Company desires to sell One Million (1,000,000) shares of restricted common stock of the Company to Investor, and Investor desires to purchase such number of shares of restricted common stock of the Company, at a purchase price of $0.20 per share (the “Securities”), for a total purchase price of $200,000;

WHEREAS, the parties desire to have Investor invest in the Company;

NOW, THEREFORE, in consideration of the recitals set forth above and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Purchase and Sale of Shares. Investor shall buy from the Company, and the Company shall sell to Investor, One Million (1,000,000) shares of restricted common stock of the Company, at a purchase price of $0.’20 per share (“Purchase Price”). Investor shall pay or cause to be paid, by bank wire transfer of immediately available funds to an account designated by the Company, check, or cash, an amount equal to the Purchase Price and (ii) the Company shall issue to the Investor the shares registered in the name of the Subscriber. The Securities shall be purchased in twelve (12) equal monthly installments of 83,333 shares (the last installment to cover 83,337 shares) with the initial purchase occurring on the date hereof and subsequent instalments on each monthly anniversary thereafter. Within five (5) business days after the end of each quarter, the Company shall cause its transfer agent to deliver to Investor (physically or via book entry, at Investor’s discretion) the number of shares purchased in the preceding three months.

2. Representations and Warranties of Investor. Investor warrants and represents to the Company as follows:

(a)

Investor understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) or any state securities laws (the “State Acts”) and that the transferability of the Securities is therefore subject to restrictions imposed by those laws. Investor hereby represents to the Company that it is acquiring the Securities with no intention of reselling any Securities in any distribution in violation of the Act. Specifically, Investor represents to the Company that it is purchasing the Securities for investment purposes for its own account, that the Securities are not and are not to be the subject of any pledge or other lien, and that it does not intend to and will not resell the Securities unless, at a future date, they are registered under the Act and applicable State Acts, or in the opinion of securities counsel acceptable to the Company, a specific exemption from registration is available in connection with any such resale.

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Investor further acknowledges that the Company is relying upon the validity of the representations and agreements herein made by it in issuing the Securities to Investor without registration.

(b)

Investor has had ample access to, and time to review the financial statements of, and all other documents, locations and sources of material information concerning, the Company as well as the opportunity to ask questions of, and receive answers from, the management of the Company to verify the accuracy and completeness of such information. Investor has reviewed the information available to it about the Company, including periodic and current reports on Form 10-Q, 10-K, and 8-K, publicly available on the Securities and Exchange Commission’s website, at www.sec.gov. Investor further warrants and represents that it has been given the opportunity to obtain whatever additional information it may have needed to evaluate the transaction described herein, to verify such information, to inspect the corporate records of the Company and to meet with a representative of the management of the Company concerning its operations, organization and financial posture.

(c)

By reason of Investor’s knowledge and experience in financial and business matters in general, and investments in particular, it is capable of evaluating the merits and risks of an investment by Investor in the Securities and to make an informed decision with respect to such investment. Investor is an accredited investor, as that term is defined in Regulation D as promulgated by the Securities and Exchange Commission (“SEC”).

(d)

Investor is capable of bearing the economic risks of an investment in the Securities. Investor can afford a complete loss of the investment provided for herein and is able to bear the economic risk of holding the Securities for an indefinite period.

(e)

Investor’s present financial condition is such that it is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

3. Representations and Warranties of the Company. The Company warrants and represents to Investor as follows:

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own its assets, operate its business and enter into and consummate this Agreement and the transactions contemplated hereby.

(b)

The Company has the full legal right, power and authority to enter into this Agreement and no other action on the part of the Company is required in connection therewith. This Agreement constitutes the valid and binding obligations of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights generally, from time to time, in effect and to general equitable principles.

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(c)	When issued in compliance with the terms of this Agreement, the Securities will represent fully paid and non-assessable shares of the Company’s common stock.

(d)

The Company publicly files all reports required by the Securities Exchange Act of 1934 of public companies, though not itself subject thereto and is current in its filing. All of such filings are complete and accurate in all material respects, including without limitation its disclosures with respect to its capitalization. Copies of the Company’s periodic filings with the SEC can be found at www.sec.gov.

4. Restrictions on Transferability of Securities. The certificate evidencing the Securities shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

The Shares represented by this certificate have not been registered under the Securities Act of 1933 or under any state law and, except pursuant to an effective registration statement under such Act and other laws, may not be offered, sold, transferred, or otherwise disposed of without an opinion of counsel, satisfactory to the Company, that such disposition may be made without such registration.

Investor acknowledges that the Securities are not, and the Company has no obligation to cause them to be, registered under the Act. Investor acknowledges that the Company has not agreed to register the Securities for distribution in accordance with the provisions of the Act or the State Acts, and that the Company has not agreed to comply with any exemption under the Act or the State Acts for the resale of the Securities. Hence, Investor acknowledges that by virtue of the provisions of certain rules respecting “restricted securities” promulgated under the Act, the Securities must be held by Investor unless and until subsequently registered under the Act and/or the State Acts or unless an exemption from such registration is available, in which case Investor may still be limited as to the amount of the Securities that may be sold.

5. No Shorting. As a material inducement for the Company to enter into this Agreement, Investor covenants on behalf of itself and its representatives or agents that neither Investor nor any representative, agent, or broker on its behalf at any time in which Investor beneficially owns any of the Securities, shall engage in any short sales of, or hedging or arbitrage transactions with respect to, the common stock of the Company, or buy “put” options or similar instruments with respect to, the common stock of the Company.

6. Notices. Any notices or other communications required or pennitted hereby shall be sufficiently given if sent by registered or certified mail, postage prepaid, return receipt requested, at the addresses listed above, or to such other addresses as either the Company or the undersigned shall designate to the other by notice in writing.

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7. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any dispute, controversy, claim or difference arising out of, or in connection with, or resulting from this Agreement, its application or interpretation, or a breach thereof, which cannot be settled amicably by the parties, shall be resolved definitively and exclusively by arbitration under the Rules of Arbitration of the American Arbitration Association (the “Rules”) then prevailing, which arbitration shall be held in New York City. Arbitration shall be by a single arbitrator within thirty (30) calendar days after demand for arbitration, and the arbitrator shall be chosen in accordance with the Rules. The decision of the arbitrator shall be final and binding on the parties, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

8. Miscellaneous. This Agreement may be executed in two or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The Company and Investor each hereby agree that in connection with any litigation arising under this Agreement that proceeds to judgment or an award, the losing party of any claim arising thereunder (as determined by the arbitrator) shall pay to the prevailing party all of its costs and expenses incurred in connection with the prosecution or defense of such claim including, but not limited to, any and all reasonable attorney’s fees (as determined by the arbitrator). This Agreement and the rights and obligations hereunder shall not be assigned or transferred by any party hereto other than by operation of law. This Agreement may not be amended, modified or altered except by a written instrument duly executed by the parties. No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

9. Indemnification. Investor shall indemnify the Company and its officers, directors, employees, attorneys and agents against, and hold them harmless from, all liabilities, claims, costs or expenses, including attorneys’ fees and court costs (“Losses”), arising out of or resulting from any misrepresentation or breach of any representation, warranty, covenant or agreement made by Investor in this Agreement. The Company shall indemnify Investor against, and hold it harmless from, all Losses arising out of or resulting from any misrepresentation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the Effective Date.

FIRST FOODS GROUP, mc.

By:
Name:	Harold Kestenbaum
Title:	Chief Executive Officer

THIS CONSULTING AGREEMENT (the “Agreement”), dated as of July 7, 2020 (the “Effective Date”), between FIRST FOODS GROUP, INC., a Nevada corporation, with an address c/o Incorp Services, Inc., 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169-6014 (the “Company”), and MICHAEL KAPLAN, an individual with an address at 3266 Bedford Avenue, Brooklyn, NY 11210 (the “Consultant”).

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WHEREAS, the Company is desirous of engaging the Consultant to further the business purposes of the Company on the terms provided herein; and

WHEREAS, the Consultant is desirous of being engaged by the Company on the terms provided herein;

NOW, THEREFORE, the Company and the Consultant agree as follows:

1. Duties. The Consultant shall provide the following services: Develop a marketing plan for the Company’s chocolate products (the “Products”); give advice and assist with the operation of the Company’s business with respect to the Products (the “Business”); and advise the Company how to expand the Company’s sale of Products into new markets and grow the Business (collectively the “Services”). Consultant shall devote a substantial amount of his business time, as determined in Consultant’s reasonable discretion, to the provision of the Services. The Consultant shall primarily perform the Services from his own offices but will attend such meetings as the Company reasonably requests upon prior written notice.

2. Compensation.

(a) As full compensation for the Services, the Consultant shall receive on the Effective Date (as defined above) warrants to purchase two million (2,000,000) shares of the Company’s common stock (the “Common Stock”) at an exercise price equal to the closing market price of the Common Stock as of the Effective Date (the “Warrants”). The Consultant shall be responsible for the filing of all applicable tax returns and the payment of all applicable taxes on the compensation received by the Consultant from the Company and the Company shall not be responsible for any such taxes. The Consultant is responsible for providing the Company with Form W-9 as of the Effective Date of this Agreement and the above notwithstanding, the Company shall have no obligation to deliver any of the Warrants until such time as the Consultant delivers such Form. However, the Warrants will be held in escrow by the Company, to be delivered upon Company’s receipt of Form W-9. For the avoidance of doubt, failure to deliver the Form W-9 shall in no way invalidate this Agreement or prevent the warrants from being delivered upon Company’s receipt of Form W-9.

(b) The Warrants will vest as per the terms contained on Schedule 1 hereto. The Warrants shall be exercisable for thirty six (36) months following the date of vesting.

(c) In the event of a default in the payment of compensation, and such default continues uncured for a period of thirty (30) days, then in such event, such non-payment shall be deemed to be termination without cause (as defined below) and termination compensation consistent with Section 4(b) hereof, shall be due and payable. In such event, this Agreement will be otherwise terminated.

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3. Term.

(a) This Agreement shall commence on the Effective Date and shall continue for a term of two (2) years until the second anniversary of the date hereof (the “Termination Date”).

(b) This Agreement may be sooner terminated as follows:

(i)By the Company, for Cause (as defined in (c) below), at any time upon ten (10) days’ prior written notice by certified mail to the Consultant’s address in accord with Section 20

(ii)By the Company, because of the death or Disability (as defined in (c) below) of the Consultant.

(iii)By the Consultant for any breach of this Agreement by the Company, upon ten (10) days’ prior written notice by certified mail to the Company’s address in accord with Section 20; or

(iv)By the Consultant, in his discretion, upon ten (10) days’ prior written notice by certified mail to the Company’s address in accord with Section 20; or

(c) As used in this Agreement:

(i)”Cause” shall mean (A) the Consultant’s willful misconduct or gross negligence in the performance of the Services; (B) the Consultant’s conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (C) the Consultant’s trading upon material non-public information, disclosing material non-public information to third parties, violation of the insider trading rules or any other securities law; (D) the Consultant’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s or any of its affiliates’, customer’s, supplier’s or distributor’s, property; (E) the Consultant’s use of illegal drugs or abuse of alcohol that materially impairs (as reasonably and in good faith determined by the Board) the Consultant’s ability to perform the Services; (F) the Consultant’s material breach of any fiduciary duty owed to the Company or its subsidiaries under applicable law (including, the duty of care and the duty of loyalty); (G) the Consultant’s material breach of any agreement with the Company or a material violation of the Company’s or its subsidiaries’ code of conduct or other written policy (including sexual harassment policies); (H) the Consultant’s conduct that, as reasonably and in good faith determined by the Board, has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or any of its affiliates, (I) the Company’s material breach of any fiduciary duty owed to the Consultant under applicable law (including the duty of case and the duty of loyalty); (J) the Company’s material breach of any of the terms of this Agreement or any other agreement between the Consultant and the Company.

(ii) “Disability” shall mean a physical or mental condition that prevents the Consultant from communicating with the Company or otherwise prevents performance of the Services for a period of at least thirty (30) consecutive days or an aggregate of forty five (45) days over any six (6) month period. Disability shall be determined by the Company’s insurer or by an independent doctor selected by the Company’s insurer or by an independent doctor selected by the Company. The opinion of such insurer or doctor shall be final, conclusive and binding.

(iii) “Term” shall mean the period from the date hereof until the

Termination Date as determined pursuant to this Section 3.

4. Termination Compensation.

(a) By Company for Cause. If terminated for Cause by the Company, the Consultant shall not thereafter be entitled to any form of compensation and all unvested Warrants shall be terminated.

(b) By Company without Cause. If terminated without Cause by the Company, all unvested Warrants shall be accelerated and vest in one-half the time it was previously scheduled to vest.

(c) Disability. In the event of termination by the Company because of Disability, the Consultant will be deemed to have been terminated for Cause and from and after such termination, the Consultant shall not be entitled to any other form of compensation and all unvested Warrants shall terminate.

(d) Death. In the event of termination by the Company because of the Consultant’s death, the Consultant will be deemed to have been terminated for cause and from and after such termination, Consultant shall not be entitled to any other form of compensation and all unvested Warrants shall terminate.

(e) Termination by Consultant for Cause. In the event of termination by the Consultant for Cause, the unvested Warrants shall terminate. However, the Consultant shall be paid a buyout fee by the Company in the amount of two hundred fifty thousand (250,000) fully vested Warrants (“Severance Fee”).

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(f) Termination by Consultant for Convenience and Without Cause. In the event of termination by the Consultant for convenience and without Cause, all unvested warrants, as well as this Agreement (except Sections 9-13), shall immediately terminate. In addition, all Warrants which vested within six (6) months prior to such date of termination, whether vested pursuant to this Agreement or as director fees, shall be cancelled and promptly returned to the Company.

(g) Sole Remedy and Payment. The payment of termination compensation as specified in this Section 4 is intended to constitute the exclusive remedy for such termination, and Consultant shall not thereafter be entitled to any other form of benefits or compensation. Such compensation is intended as damages at law, and the Consultant hereby waives any and all rights to any other compensation (or to any other damages in a claim solely related to compensation), and such waiver constitutes part of the consideration for this Agreement.

5. Benefits. The Consultant acknowledges that during the Term he is not eligible for any medical and/or dental insurance plans provided (or to be provided to its full-time employees) by the Company and the Consultant further acknowledges that it may not participate in any pension or retirement plans of the Company during the Term.

6’ Expenses. The Company will reimburse the Consultant for pre-approved expenses that are documented and reasonably incurred in the performance of his duties to the Company. Reimbursement will be made within ten (10) days of presentation of a specifically itemized expense report on the appropriate Company form and in full compliance with published Company policies, as in effect and applicable for all consultants of the Company.

7. Indemnification. The Consultant shall indemnify and hold the Company harmless from any liability or loss (including all attorney’s fees) resulting from the grossly negligent acts or omissions of the Consultant, its agents or employees or any breach of this Agreement; provided, however, that the Consultant shall not hold the Company harmless from claims arising out of the gross negligence or willful malfeasance of the Company, its agents, or employees. The Company shall indemnify and hold the Consultant harmless from any liability or loss (including all attorney’s fees) resulting from the grossly negligent acts or omissions of the Company, its agents or employees or any breach of this Agreement; provided, however, that the Company shall not hold the Consultant harmless from claims arising out of the gross negligence or willful malfeasance of the Consultant, its agents, or employee.

8.Representations. In executing this Agreement, the Company is relying upon a representation and warranty by the Consultant that he is able to accept this position without violation of any law, rule or regulation nor breach of any agreement to which he is a party and without violation of the rights of any third party, including without limitation, the rights of any third party to obtain the benefits of any covenants entered into by it/him to maintain the confidentiality of proprietary information.

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9. Confidentiality, The parties hereby acknowledge that certain information and materials provided by one party (“Disclosing Party”) to the other party (“Receiving Party”) regarding the Disclosing Party’s products and services and the various phases of its operations including, without limitation, trade secrets, recipes, formulas, know-how, specifications, drawings, customer, distributor and supplier lists, books, manuals and other data (collectively, “Confidential Materials”), heretofore or hereafter obtained by or entrusted to the Receiving Party in the course of the association between the parties (whether prior to or after the date hereof is or will be of a confidential or proprietary nature, not generally known to the Disclosing Party’s competitors, and that the Disclosing Party would likely be economically or otherwise disadvantaged or harmed by the direct or indirect disclosure of any of the Confidential Materials. The Receiving Party shall, at all times, during the Term of this Agreement and for three (3) years thereafter, hold all of the Confidential Materials in strictest confidence and not use for Receiving Party’s own benefit or for the benefit of any other person or entity or directly or indirectly disclose or suffer the disclosure of any of the Confidential Materials to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than in the ordinary course of business), or render any services to any person, firm, corporation, association or other entity to whom any Confidential Materials have been disclosed or are threatened to be disclosed by the Receiving Party , directly or indirectly, (other than in the ordinary course of business) without the Disclosing Party’s prior written consent. Upon the termination of this Agreement, the Receiving Party shall return all Confidential Materials to the Disclosing Party.

Notwithstanding the aforesaid, Confidential Information shall not include any information which at the time of disclosure (a) is known to the Receiving Party prior to the disclosure under this Agreement, as evidenced by Receiving Party’s written documentation, (b) is lawfully disclosed to Receiving Party by a third party who owes no obligation of confidentiality to Disclosing Party; (c) is or becomes public knowledge through no breach of this Agreement by the Receiving Party; (d) is independently developed by Receiving Party without reference to or use of any Confidential Information received hereunder and can be so demonstrated by the Receiving Party’s documentation; (e) is disclosed pursuant to the requirements of a governmental agency or body having jurisdiction or valid order of a court having jurisdiction, provided that Receiving Party gives Disclosing Party reasonable prior written notice of such disclosure and makes a reasonable effort to obtain, or to assist Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the court order was issued.

10. Non-Solicitation and Non-Competition. During this Agreement and for a period of one (1) year following the conclusion of this Agreement (the “Limited Period”), Consultant shall not, directly or indirectly, hire, solicit, or encourage to leave the employ of the Company or any affiliated entity, any person employed by the Company or any affiliated entity. During the Limited Period, the Consultant shall not be permitted to engage, directly or indirectly in any way, in the business of CBD infused chocolate, the preparation of chocolate for CBD infusion or any other products of the Company developed during the term of this Agreement, in any State within the United States where the Products are sold.

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11. Non-Disparagement. Each party agrees to not make or publish, verbally or in writing, any statements concerning, the other party, any of its subsidiaries or any of their respective affiliates or any of their respective representatives which statements are or reasonably may be construed as being injurious or inimical to the best interests of said other party, any of its subsidiaries or any of their respective affiliates or any of their respective representatives, including statements alleging that either the Consultant or the Company, any of their subsidiaries or any of their respective affiliates or any of their respective representatives have acted improperly, illegally or unethically or have engaged in business practices which are improper, illegal or unethical. Notwithstanding anything to the contrary herein, such restrictions shall not apply to any confidential communications with any governmental entity (including communications made in the course of any government investigation), communications made in a court of competent jurisdiction or confidential communications made to an arbitrator or mediator

12. Intellectual Property. The Consultant agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, marketing plans, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s actual or planned Business, research and development or existing or planned products or services and which are conceived, developed or made by the Consultant (whether or not during usual business hours or on the premises of the Company and whether or not alone or in conjunction with any other person) during the Tern, together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as the “Work Product”), belong in all instances to the Company. The Consultant shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after the Term of this Agreement) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Any Work Product which falls within the definition of “work made for hire”, as such term is defined in the Copyright Act (17 U.S.C. Section 101), shall be considered a “work made for hire,” the copyright in which vests initially and exclusively in the Company. The Consultant waives any rights to be attributed as the author of any Work Product and any “droit morale” (moral rights) in Work Product. Any and all reasonable expenses incurred by the Consultant in assisting the Company in any way to secure its rights in a Work Product shall be immediately reimbursed by Company.

13. Enforcement of Restrictions. The parties hereby acknowledges that they will not have an adequate remedy at law in the event of any breach by the other party of any provision of Section 9, 10, 11 or 12 of this Agreement and that they will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of one party’s breach or threatened breach of any provision of Section 9, 10, 1 1 or 12 of this Agreement, the breaching party hereby consents to the granting of a temporary restraining order, preliminary injunction and/or permanent injunction against it by any court of competent jurisdiction prohibiting him from committing or continuing any such breach or threatened breach. Notwithstanding anything herein to the contrary, the Consultant shall have no obligation or liability under Section 10 or 11 of this Agreement upon termination of this Agreement by the Company without Cause.

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14.  Assignment. This Agreement and the rights and obligations hereunder shall not be assigned or transferred by any party hereto other than by operation of law.

15. Governing Law; Venue. This Agreement is being executed and delivered and is intended to be performed to the extent possible in the State of New York and shall be governed by and construed and enforced under the laws of such State, without giving effect to the rules governing the conflicts of laws. Any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and all of the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. All of the parties hereto hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any process or summons to be served upon any of the parties hereto (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, in the manner specified and at the address set forth above. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. THE PARTIES HERETO WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

16. Amendments. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter herein contained and no amendment or modification of this Agreement shall be valid unless expressed in a written instrument executed by the parties hereto or their respective successors. This Agreement supersedes all prior written or verbal agreements or understandings between the Company and the Consultant.

17. Waivers. No waiver of any provision of, or any breach or default of this Agreement, shall be considered valid unless in writing and signed by the party giving such waiver, and no waiver shall be deemed a waiver of any other provision or any subsequent breach or default of a similar nature.

18. Enforceability. INTENTIONALLY OMITTED

19. Counterparts. This Agreement may be executed in two or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Notices. Any notice of other communication permitted or required to be given hereunder shall be in writing and shall be deemed to have been given upon (i) mailing by first class registered mail or certified mail, return receipt requested and postage prepaid, (ii) personal delivery, (iii) delivery by Federal Express or other overnight courier or (iv) email with proof of delivery, in each case addressed to the parties as set forth herein. The Company’s email address is josh@firstfoodgrp.com; and the Consultant’s email address is michaelkaplan@k7dg.com.

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21. Expenses of Litigation. The Company and the Consultant each hereby agree that in connection with any litigation arising under this Agreement that proceeds to judgment or an award, the losing party of any claim arising thereunder (as determined by the court) shall pay to the prevailing party all of its costs and expenses incurred in connection with the prosecution or defense of such claim including, but not limited to, any and all reasonable attorney’s fees (as determined by the court).

22 Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

23. Other Agreements. The Company and the Consultant hereby acknowledge and agree that inasmuch as the Consultant has agreed to purchase one million (1 shares of the Company’s common stock at an aggregate price of $200,000 pursuant to the terms of a separate agreement, anything to the contrary herein notwithstanding, the Effective Date shall not occur prior to the date of the closing of such stock purchase.

[Remainder of page intentionally left blank. Signatures appear on following page.]

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m WITNESS WHEREOF, this Consulting Agreement has been executed by each of the undersigned as of the date first written above.

FIRST FOODS GROUP, INC.

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SCHEDULE 1

The Warrants shall vest upon the occurrence to the Company of the following milestone events through the efforts of the Consultant:

No. of Warrants Vest	Milestone
100,000

Acceptance by the Company of a full go-to market strategy for the Company’s products, inclusive of trade shows to attend, broker network, retail targets for mom & pop retailers as well as MULOs i.e. minimum of 40 stores

100,000	Acceptance by the Company of a social marketing platform and PR strategy and onboarding of such
300,000/500,000

300,000 for each MULO retailer that is onboarded — regardless of store count carrying the product; and 500,000 if the onboarded MULO is a national chain such as Target, Wal-Mart, DG, Vitamin Shoppe, GNC, etc.

300,000	Deliverance of full due diligence package for each potential acquisition for which the Company requests the Consultant perform due diligence
500,000	Upon the closing of any acquisition which the Consultant brought to the Company and provided full due diligence
500,000	Additional compensation in Board seat agreement

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